                                                                   EXHIBIT 5.1



                         SHUMAKER, LOOP & KENDRICK, LLP
                           101 East Kennedy Boulevard
                                   Suite 2800
                              Tampa, Florida 33602




                               November 18, 1997




Vision Twenty-One, Inc.
7209 Bryan Dairy Road
Largo, Florida 34647

Attn:      Mr. Theodore N. Gillette, CEO

                  Re: Vision Twenty-One, Inc. Securities and Exchange Commission Registration Statement on Form S-1 (Registration No. 333-39031) 3,220,000 Shares of Common Stock, $.001 Par Value Our File No.: V78057/84670

Ladies and Gentlemen:

                  We are legal counsel to Vision Twenty-One, Inc., a Florida corporation (the "Company"), and have acted as such in the preparation and filing of its Registration Statement on Form S-1 (Registration No. 333-39031) with the Securities and Exchange Commission (the "SEC") pursuant to the requirements of the Securities Act of 1933, as amended, and the General Rules and Regulations of the SEC promulgated thereunder for the registration of 3,220,000 Shares (the "Shares") of the Common Stock, par value $.001 (the "Common Stock"), of the Company. Of these Shares, 2,800,000 are to be issued and sold by the Company and 420,000 Shares are to be issued and sold by the Company if the underwriters exercise their option to purchase such Shares to cover over-allotments. In connection with the following opinion, we have examined and have relied upon such documents, records, certificates, statements and instruments as we have deemed necessary and appropriate to render the opinion herein set forth.

Vision Twenty-One, Inc.
November 18, 1997
Page 2


                  Based on the foregoing, it is our opinion that the Shares, when and if issued and sold in the manner set forth in the Registration Statement, will be legally and validly issued, fully paid and non-assessable.

                  The undersigned hereby consents to (i) filing this opinion as
Exhibit 5.1 to the Registration Statement, and (ii) using its name in the Registration Statement under the following caption of the Prospectus:
"LEGAL MATTERS".

                                            Very truly yours,

                                            /s/ Shumaker, Loop & Kendrick, LLP

                                            SHUMAKER, LOOP & KENDRICK, LLP